UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 10, 2018

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As described below, Monaker Group, Inc. (the “Company”, “we” or “us”) has taken steps to raise additional capital to meet keys requirement that the Company believes will enable its common stock to qualify for uplisting onto the NASDAQ Capital Market (“NASDAQ”). The capital was raised through the exercise of warrants by directors and a major shareholder, as discussed below. Upon completion of the uplisting, which is still in process, and still subject to NASDAQ approval and confirmation, the liquidated damage provisions of the Purchase Agreement (discussed below) will terminate.

On January 10, 2018, the Company entered into a First Amendment to Warrant with Pacific Grove Capital LP (“Pacific”), one of the purchasers (collectively, the “Purchasers”) of shares and warrants pursuant to the terms of that certain Common Stock and Warrant Purchase Agreement entered into between the Company and the purchasers named therein dated July 31, 2017 (the “Purchase Agreement”).

Pursuant to the First Amendment to Warrant, the Company and Pacific agreed to reduce the exercise price of the warrants to purchase 875,000 shares of common stock which Pacific acquired pursuant to the Purchase Agreement, from $2.10 per share to $1.05 per share, in consideration for Pacific immediately exercising such warrants for cash. This warrant exercise, along with the other warrants exercised as described below, provided additional funds and increased stockholders’ equity required to qualify for consideration to have the Company’s common stock uplisted onto the NASDAQ Capital Market (“NASDAQ”). Upon uplifting to NASDAQ, the liquidated damage provisions of the Purchase Agreement (discussed below), relating to the failure of the Company to uplist prior to the Required Uplisting Date (defined below) will cease.

Additionally, the Purchase Agreement includes certain liquidated damage provisions which require the Company to grant to the Purchasers, as partial liquidated damages for any delay in obtaining an uplisting to the NASDAQ which uplisting was required to have occurred, pursuant to the Purchase Agreement, on or before December 9, 2017 (the “Required Uplisting Date”), additional warrants (on substantially similar terms as the warrants granted pursuant to the Purchase Agreement) equal to each Purchaser’s pro rata share of 1% of the warrants sold pursuant to the Purchase Agreement, for each day that the Company fails to uplist its common stock to NASDAQ after the Required Uplisting Date (the “Liquidated Damages”). A total of up to 100% of the warrants sold pursuant to the Purchase Agreement may be issued to the Purchasers as Liquidated Damages.

Consequently, Pacific was due additional warrants to purchase 271,250 shares of the Company’s common stock in connection with the Liquidated Damages, as of the parties entry into the First Amendment to Warrant, which warrants Pacific also agreed to immediately exercise for cash at a reduced exercise of $1.05 per share (compared to the original exercise price of such warrants, $2.10 per share), pursuant to the First Amendment to Warrant.

Total consideration received from the exercise of the warrants by Pacific pursuant to the First Amendment to Warrant was $1,203,563.

The description of the First Amendment to Warrant above is not complete and is qualified in its entirety by the full text of the First Amendment to Warrant, a copy of which is filed herewith as Exhibit 10.1, which is incorporated by reference in this Item 1.01 in its entirety.

As a result of the reduction in the exercise price of the Pacific warrants which was agreed to pursuant to the First Amendment to Warrant, the anti-dilution provisions of the Purchase Agreement and the Purchaser warrants was triggered. Specifically, because the Company issued shares of common stock below (a) the $2.00 price per share of the securities sold pursuant to the Purchase Agreement, the Purchasers are due an additional 36,142 shares of the Company’s common stock; and (b) the $2.10 exercise price of the warrants sold pursuant to the Purchase Agreement (and the warrants granted to the placement agent), the exercise price of such warrants automatically decreased to $2.05 per share.

In aggregate between the Pacific warrant exercises and the insider warrant exercises described below under Item 3.02, the Company raised $1,664,013 in proceeds, which funds (less expenses and applicable fees) the Company required to meet the minimum stockholders’ equity required to uplist its common stock onto the NASDAQ, which uplisting the Company hopes to accomplish, subject to approval for such uplisting by the NASDAQ, by the end of January 2018.

Item 3.02	Unregistered Sales of Equity Securities.

The following Purchasers exercised the following warrants sold pursuant to the Purchase Agreement at an exercise price of $2.10 per share: the Donald P. Monaco Insurance Trust, of which Donald Monaco is the trustee and a member of the Board of Directors of the Company, exercised warrants to purchase 62,000 shares of common stock for the aggregate exercise price of $130,200 and William Kerby, the Chief Executive Officer and Chairman of the Company, exercised warrants to purchase 5,000 shares of common stock for the aggregate exercise price of $10,500. In connection with such exercises, the Company will issue an aggregate of 67,000 shares of common stock to the parties above.

Also, the Monaco Investment Partners II, LP of which Donald Monaco is the managing general partner and a member of the Board of Directors of the Company, exercised warrants to purchase 47,500 shares of common stock for the aggregate exercise price of $95,000, and Charcoal Investment Ltd. (“Charcoal”), which entity is owned by Simon Orange, a member of the Board of Directors of the Company, exercised warrants to purchase 100,000 shares of common stock for the aggregate exercise price of $200,000, which warrants were granted separate from the warrants granted pursuant to the Purchase Agreement. The Company plans to issue the 47,500 shares due to the trust and the 100,000 shares due to Charcoal, shortly after the date of this filing.

Additionally, as described in Item 1.01 above, in connection with the Company’s entry into the First Amendment to Warrant, Pacific exercised warrants to purchase an aggregate of 1,146,250 shares of the Company’s common stock for aggregate consideration of $1,203,563 and was issued 1,146,250 shares of the Company’s common stock.

Pursuant to the Liquidated Damages provision of the Purchase Agreement (as discussed in Item 1.01 above), and including the warrants granted to Pacific in consideration for the Liquidated Damages, the Company, through January 10, 2018, has granted warrants to purchase an additional 498,831 shares of common stock to the Purchasers and the placement agent in the offering, which also has the right to receive additional warrants as if it was a Purchaser under the Purchase Agreement.

As described above in Item 1.01, due to the reduction in the exercise price of the Pacific warrants which was agreed to pursuant to the First Amendment to Warrant, the anti-dilution provisions of the Purchase Agreement was triggered. Specifically, because the Company issued shares of common stock below the $2.00 price per share of the securities sold pursuant to the Purchase Agreement, the Purchasers are due an additional 36,142 shares of the Company’s common stock.

We claim/will claim an exemption from registration for the issuances described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not/will not involve a public offering, the recipients were/are (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired/will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	First Amendment to Warrant dated January 10, 2018, by and between Monaker Group, Inc. and Pacific Grove Capital LP

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: January 16, 2018	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	First Amendment to Warrant dated January 10, 2018, by and between Monaker Group, Inc. and Pacific Grove Capital LP

* Filed herewith.